Exhibit 5.1

John T. McKenna

+1 650 843 5059

jmckenna@cooley.com

September 28, 2017

Roku, Inc.

150 Winchester Circle

Los Gatos, CA 95032

Ladies and Gentlemen:

We have acted as counsel to Roku, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to (a) 27,328,082 shares of Class B common stock, par value $0.0001 per share, (the “Class B 2008 EIP Shares”) issuable pursuant to the Company’s 2008 Equity Incentive Plan, as amended, and (b) 42,328,082 shares of Class A common stock, par value $0.0001 per share, consisting of (i) 27,328,082 shares of Class A common stock (the “Class A 2008 EIP Shares”) issuable pursuant to the Company’s 2008 Equity Incentive Plan, (ii) 12,000,000 shares of Class A common stock (the “Class A 2017 EIP Shares”) issuable pursuant to the Company’s 2017 Equity Incentive Plan, and (iii) 3,000,000 shares of Class A common stock (together with the Class B 2008 EIP Shares, Class A 2008 EIP Shares and Class A 2017 EIP Shares, the “Shares”) issuable pursuant to the Company’s 2017 Employee Stock Purchase Plan (together with the Company’s 2017 Equity Incentive Plan and 2008 Equity Incentive Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the Plans and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com

Roku, Inc.

September 28, 2017

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

By:	/s/ John T. McKenna
John T. McKenna

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com